Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Riverview Financial Corporation on Form S-8 of our report dated March 30, 2015 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2014 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 24, 2016